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                                                                 EXHIBIT 23.2(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Prime Hospitality Corp.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 17, 1994 and March 10, 1993 included in Prime Hospitality Corp.'s Form 10-K for the year ended December 31, 1993, and our report dated March 17, 1994 covering the consolidated financial statements and schedules of Prime Hospitality Corp. for the year ended December 31, 1993 and the five months ended December 31, 1992, included in this registration statement and to all references to our Firm included in this Registration Statement.

                                           ARTHUR ANDERSEN & CO.



Roseland, New Jersey
March 17, 1994